                                                                   Exhibit 99.C2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We consent to the reference to our firm under the caption "Independent
Registered Public Accounting Firm" and to the use of our report dated October
19, 2006 in the Registration Statement of Equity Opportunity Trust, Dividend
Income Value Strategy Series 2006G.

                                                  /s/ ERNST & YOUNG LLP
                                                  ----------------------
                                                      ERNST & YOUNG LLP

New York, New York
October 19, 2006